SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                              --------------------
                                    FORM 8-K
                              ---------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 1999


                          UNION ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                                    INDIANA
                 (State or other jurisdiction of incorporation)


            0-26412                                     35-1908796
    (Commission File Number)                           (IRS Employer
                                                     Identification No.)



250 N. Shadeland Avenue, Indianapolis, IN                    46219
 (Address of principal executive offices)                 (Zip Code)

                                 (317) 231-6400
              (Registrant's telephone number, including area code)


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Item 4.  Changes in Registrant's Certifying Accountants

On February 25, 1999, Union Acceptance Corporation (the "Company") notified KPMG LLP that such firm was dismissed as its independent auditors as of such date.

The audit reports of KPMG LLP on the Company's financial statements for the fiscal years ended June 30, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was approved by the audit committee of the Company's Board of Directors.

In connection with the audits of the Company's financial statements for the fiscal years ended June 30, 1998 and 1997, and in the subsequent interim period through December 31, 1998 there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in its report.

The Company requested that KPMG LLP furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 3, 1999 is filed as Exhibit 16 to this Form 8-K.

The Company expects to appoint successor auditors before the end of March, 1999.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       UNION ACCEPTANCE CORPORATION


March 3, 1999                          By: /s/ Rick A. Brown
                                          ----------------------------------
                                       Rick A. Brown, Vice President
                                       Treasurer and Chief Financial Officer